Exhibit 99.1

For Immediate Release

CHARLES RIVER LABORATORIES AND WUXI PHARMATECH TO COMBINE, CREATING THE FIRST GLOBAL CRO OFFERING FULLY INTEGRATED EARLY-STAGE DRUG DEVELOPMENT SERVICES TO CLIENTS WORLDWIDE

--$1.6 Billion Transaction Transforms CRO Landscape by Creating One Provider Delivering Services from Molecule Creation through First-in-Human Testing--

--Leverages the Leading Chemistry and In Vivo Biology Franchises--

--Expands Clients’ Ability to Place Early-Stage Studies in North America, Europe or China--

--Acquisition Expected to Be Neutral to Slightly Accretive to Charles River’s 2011 Non-GAAP EPS --

WILMINGTON, MA, and SHANGHAI, CHINA, April 26, 2010 – Charles River Laboratories International, Inc. (NYSE: CRL), a leading global provider of research models and associated services and of preclinical drug development services, and WuXi PharmaTech (Cayman) Inc. (NYSE: WX), a leading drug research and development outsourcing company with expertise in discovery chemistry and with operations in China and the United States, today announced that they have signed a definitive agreement under which Charles River and WuXi will combine in a cash and stock transaction valued at approximately $1.6 billion.

The combined company, which will retain the name Charles River, will offer an expanded portfolio of products and outsourced services to multinational pharmaceutical, biotechnology and medical device companies and academic and government institutions who increasingly seek the flexibility to access high quality, early-stage drug development expertise from chemistry to man from one global company.

“This transaction revolutionizes the contract research landscape by creating the only global contract research organization, or CRO, to offer fully integrated research and drug development services from molecule creation to first-in-human testing,” said James C. Foster, Chairman, President and Chief Executive Officer of Charles River.

“We regard this as a transformational transaction that sets a new standard in the outsourced drug development services industry,” Mr. Foster continued.  “For the first time, our existing and potential clients will be able to obtain support for their early-stage drug development needs from one company with unparalleled scientific depth and breadth in chemistry and biology.  We will be a more valuable strategic partner to our clients by offering both upstream and downstream support for their efforts to bring new drugs to market.  Further, we will be able to provide our integrated portfolio of products and services globally, affording clients the opportunity to work in the locale which suits them best: North America, Europe or China.”

Dr. Ge Li, Chairman and Chief Executive Officer of WuXi, said: “This combination represents a true win-win scenario that significantly expands the global reach and growth opportunities for both companies.  As a result of this transaction, Charles River will be able to immediately expand its presence in China and avail itself of WuXi’s expertise in chemistry services, while simultaneously, WuXi will be in a position to accelerate its good laboratory practice (GLP) toxicology capabilities.  Together, we will offer our clients unparalleled support to meet their early-stage drug development needs.”

Mr. Foster concluded, “We have tremendous respect for WuXi and its skilled team, who have built a market-leading company with a significant presence in China, a region many of our clients consider to be the new frontier for drug development.  The combination of WuXi and Charles River brings together two companies with a shared mission: to support and accelerate our clients’ drug development efforts.  Both companies’ corporate cultures share a commitment to scientific expertise, exceeding clients’ expectations, dedication to employees, and building a valuable enterprise for shareholders.”

Leadership and Integration

Mr. Foster will continue to lead the combined company and Dr. Li will become Corporate Executive Vice President and President of Global Discovery and China Services, which will be a new reporting segment for the Company.  In addition, Dr. Li and two other WuXi directors will join the Board of Charles River.

As soon as practicable, Charles River and WuXi will form a joint integration team to fully assess the logistics of the combination and optimization of our resources.

Financial Implications

As a result of the combination, Charles River expects to achieve pre-tax cost savings and synergies of approximately $20 million on an annualized basis, beginning in 2011, principally from consolidation of corporate infrastructure, as well as from operating efficiencies.  The transaction is expected to be neutral to slightly accretive to 2011 earnings per share on a non-GAAP basis and increasingly accretive thereafter.  Items excluded from non-GAAP results are expected to include all deal-related costs including amortization.  Charles River also expects revenue growth to increase as a result of a broader portfolio of essential products and services, a larger global footprint and the opportunity to sell upstream and downstream to the client base.

Financial Terms of the Transaction

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, the total consideration to be paid will be $21.25 per WuXi American Depositary Share (ADS), subject to the collar described below. Each WuXi ADS will be exchanged for $11.25 in cash and $10.00 of Charles River common stock determined by an exchange ratio.  This exchange ratio will be determined by dividing $10.00 by the weighted average Charles River common stock closing price as reported on the New York Stock Exchange (NYSE) for the 20-day trading period ending on the second business day prior to closing (Charles River Average Price).  However, if the Charles River Average Price is equal to or greater than $43.1726, then the exchange ratio will be fixed at 0.2316, and if the Charles River Average Price is equal to or less than $37.1486, then the exchange ratio will be fixed at 0.2692.  Please note, each WuXi ADS trading on the NYSE represents eight (8) WuXi ordinary shares.  Based on WuXi’s closing stock price of $16.57 on April 23, 2010, the transaction represents a premium to WuXi shareholders of 28%.  Based on the 30-day average closing price of $15.45, the premium is 38%.  The exchange of WuXi shares for cash and Charles River shares is expected to be taxable to WuXi’s shareholders under U.S. tax law.  Charles River stock will continue to be listed on the NYSE under the symbol CRL.

Financing

Charles River intends to finance the cash portion of the transaction through balance sheet cash on hand and one or more sources of new debt financing.  Charles River has received a financing commitment for a $1.25 billion credit facility from J.P. Morgan Chase and Bank of America Merrill Lynch.

Approvals and Time to Close

The transaction is subject to approval by each company’s stockholders and the satisfaction of customary closing conditions and regulatory approvals.  Subject to the satisfaction of these conditions, the companies anticipate completing the transaction by the fourth quarter of 2010.

Advisors

J.P. Morgan Securities Inc. is acting as financial advisor and Davis Polk & Wardwell LLP is acting as legal advisor to Charles River.  Credit Suisse is acting as exclusive financial advisor and Cravath Swaine & Moore LLP and O’Melveny & Myers are acting as legal advisors to WuXi.

Webcast

Charles River has scheduled a live webcast on Monday, April 26, at 8:30 a.m. ET to discuss the proposed acquisition of WuXi.  To participate, please go to ir.criver.com and select the webcast link.  You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our approximately 8,000 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

About WuXi PharmaTech

WuXi PharmaTech is a leading pharmaceutical, biotechnology, and medical device R&D outsourcing company, with operations in China and the United States. As a research-driven and customer-focused company, WuXi PharmaTech provides a broad and integrated portfolio of laboratory and manufacturing services throughout the drug and medical device R&D process. WuXi PharmaTech's services are designed to assist its global partners in shortening the cycle and lowering the cost of drug and medical device R&D. WuXi PharmaTech's operating subsidiaries are known as WuXi AppTec. For more information, please visit: http://www.wuxiapptec.com.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River Laboratories International, Inc. (Charles River) and WuXi PharmaTech (Cayman) Inc. (WuXi), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the combination; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed or furnished by Charles River and WuXi.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and WuXi. Charles River and WuXi assume no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi. In connection with the proposed transaction, Charles River will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be mailed to the shareholders of Charles River seeking their approval of the proposed transaction. Charles

River’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles River on Charles River’s website at www.criver.com.

Charles River and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles River’s directors and executive officers is available in Charles River’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Charles River shareholders in connection with the proposed transaction will be set forth in the preliminary proxy statement when it is filed with the SEC.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.

Contacts

For Charles River:	For WuXi PharmaTech:

Investor Contact:	Investor Contact:
Susan E. Hardy	Ronald Aldridge
Corporate Vice President, Investor Relations	Director of Investor Relations
Tel: 781.222.6190	Tel: 201.585.2048
Email: susan.hardy@crl.com	Email: ir@wuxiapptec.com

Media Contact:	Media Contact:
Amy Cianciaruso	Stephanie Liu
Director, Public Relations	Tel: 86.21.5046.4362
Tel: 781.222.6168	Email: pr@wuxiapptec.com
Email: amy.cianciaruso@crl.com

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